Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:
      WHEREAS, HANSON PLC, a public limited company incorporated in England and Wales proposes to file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), a Registration Statement on Form F-3 for debt securities (the “Registration Statement”);
      WHEREAS, each of the undersigned is a Director of Hanson PLC;
      NOW THEREFORE, each of the undersigned constitutes and appoints Messrs G. Dransfield, A. J. Murray, M.W. Welton and J. C. Nicholls, and each of them, as attorneys for him and in his name, place and stead, and in his capacity as a director or officer, as applicable, of Hanson PLC, to execute and file this registration statement, and thereafter to execute and file any amendment or amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.
EXECUTED as a DEED
BY:

/s/ M.W. Welton M.W. WELTON	August 8, 2006

/s/ A.J. Murray A.J. MURRAY	August 8, 2006

/s/ J.C. Nicholls J.C. NICHOLLS	August 8, 2006

/s/ G. Dransfield G. DRANSFIELD	August 8, 2006

/s/ C.J. Brady C.J. BRADY	August 8, 2006

/s/ W.S.H. Laidlaw W.S.H. LAIDLAW	August 8, 2006

/s/ J.W. Leng J.W. LENG	August 8, 2006

/s/ W.F. Blount W.F. BLOUNT	August 8, 2006

/s/ The Baroness Noakes DBE THE BARONESS NOAKES DBE	August 8, 2006

Each in the presence of:

Name of Witness:	Paul Tunnacliffe
Signature of Witness:	/s/ Paul Tunnacliffe
Address of Witness:	179 Ember Lane
East Molesey Surrey KT8 0BU UK
Occupation:	Company Secretary